Exhibit 23.3

[Letterhead of Simpson Thacher & Bartlett LLP]

June 27, 2003

SEAGATE TECHNOLOGY

P.O. Box 309GT

Ugland House

South Church Street

George Town, Grand Cayman

Cayman Islands

Ladies and Gentlemen:

We hereby consent to the use of our name under the section captioned “Legal Matters” in the prospectus included in the registration statement on Form S-1 filed by Seagate Technology with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP